UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 16, 2022

Quotient Technology Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1260 East Stringham Avenue, Suite 600

Salt Lake City, Utah 84106

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2022, Quotient Technology Inc. (the “Company”) entered into a Separation Agreement and Release with Steven Boal (the “Separation Agreement”), pursuant to which Mr. Boal will cease to serve as Chief Executive Officer of the Company and separate from his employment with the Company no later than the Company’s 2022 annual meeting of stockholders. In consideration for Mr. Boal’s execution of the Separation Agreement and non-revocation of a mutual waiver and release of claims relating thereto, Mr. Boal will be entitled to the following benefits under the Separation Agreement:

•	a lump sum cash severance benefit in the amount of $2,000,000, representing two times his annual base salary and target annual bonus;

•	payment of Mr. Boal’s premiums for continued health benefits provided under COBRA for 36 months after his termination date;

•

full acceleration of the vesting of all outstanding options, restricted stock units and performance stock units held by Mr. Boal, with performance stock units payable at 100% of the target level of performance; and

•

amendment of outstanding stock options held by Mr. Boal to provide that (i) in the case of certain options relating to an aggregate of 2,776,990 shares of the Company’s common stock, if the exercise price of such options exceeds the closing price of a share of the Company’s common stock as of the day on which Mr. Boal ceases to serve as Chief Executive Officer of the Company (the “CEO End Date”), (A) the exercise price of each such option will be reduced to an amount that is equal to the closing price of a share of the Company’s common stock as of the CEO End Date and (B) such option will remain exercisable through the third anniversary of the termination date and (ii) each outstanding option other than an option described in clause (i) above will remain exercisable through the earlier to occur of the third anniversary of the termination date and the date on which such option would have expired if Mr. Boal’s employment had continued through the full term of such option.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quotient Technology Inc.

By:	/s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary

Date: May 20, 2022